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                                                          Exhibit 4.3




                      HECLA MINING COMPANY
             KEY EMPLOYEE DEFERRED COMPENSATION PLAN













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                      HECLA MINING COMPANY
             KEY EMPLOYEE DEFERRED COMPENSATION PLAN


                         TABLE OF CONTENTS


ARTICLE I.	DEFINITIONS
                Section 1.1.	Definitions

ARTICLE II.	PARTICIPATING EMPLOYERS

		Section 2.1.	Eligibility
		Section 2.2.	Participation Requirements
		Section 2.3.	Recordkeeping and Reporting
		Section 2.4.	Termination of Participation
		Section 2.5.	Separate Accounting

ARTICLE III.	ELIGIBILITY AND PARTICIPATION

		Section 3.1.	Eligibility
		Section 3.2.	Participation
		Section 3.3.	Suspension of Eligibility

ARTICLE IV.	BENEFITS

		Section 4.1.	Deferred Compensation
		Section 4.2.	Form and Effectiveness of Deferral Elections
		Section 4.3.	Matching Amounts
		Section 4.4.	Discretionary Amounts
		Section 4.5.	Participant Accounts

ARTICLE V.	DISCOUNTED STOCK OPTIONS

		Section 5.1.	Determination of Stock Options
		Section 5.2.	Deferred Amount
		Section 5.3.	Form and Effectiveness of an Election
		Section 5.4.	Option Allocation

ARTICLE VI.	VESTING

		Section 6.1.	Vested Benefit
		Section 6.2.	Limitation on Benefits

ARTICLE VII.	DISTRIBUTIONS AND EXERCISE OF OPTIONS

		Section 7.1.	Distributable Events
		Section 7.2.	Distribution of Benefits and Exercise of Options
                Section 7.3.    Early Withdrawals
		Section 7.4.	Distributions As a Result of Tax Determination
		Section 7.5.	No Parachute Payment
		Section 7.6.	Distribution Upon Termination For Cause

ARTICLE VIII.	VALUATION OF BENEFITS

		Section 8.1.	Deferred Compensation Account, Company Stock
                                Account and Company Matching Stock Account
		Section 8.2.	Hypothetical Accounts

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ARTICLE IX.	NONTRANSFERABILITY

                Section 9.1.    Anti-Alienation of Benefits
		Section 9.2.	Incompetent Participants
		Section 9.3.	Designated Beneficiary

ARTICLE X.	WITHHOLDING

		Section 10.1.	Determination of Tax Withholding
		Section 10.2.	Withholding

ARTICLE XI.	VOTING

		Section 11.1.	Voting of Company Stock With Respect to Accounts
		Section 11.2.	Voting With Respect to Options

ARTICLE XII.	ADMINISTRATION OF THE PLAN

		Section 12.1.	Administrator
		Section 12.2.	Authority of Administrator
		Section 12.3.	Operation of Plan and Claims Procedures
                Section 12.4.   Participant's Address
		Section 12.5.	Conflict of Interest
		Section 12.6.	Service of Process
		Section 12.7.	Errors in Computations

ARTICLE XIII.	MISCELLANEOUS PROVISIONS

		Section 13.1.	No Employment Rights
		Section 13.2.	Participants Should Consult Advisors
		Section 13.3.	Unfunded and Unsecured
		Section 13.4.	The Trust
		Section 13.5.	Plan Provisions
		Section 13.6.	Severability
		Section 13.7.	Applicable Law
		Section 13.8.	Stock Subject to Plan

ARTICLE XIV.	AMENDMENTS

		Section 14.1.	Amendment of the Plan
		Section 14.2.	Procedure for Amendment

ARTICLE XV.	TERM OF PLAN

		Section 15.1.	Term of the Plan
		Section 15.2.	Termination of Future Deferrals

EXHIBIT A      HECLA MINING COMPANY KEY EMPLOYEE DEFERRED COMPENSATION PLAN
               PARTICIPANTS


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                      HECLA MINING COMPANY
             KEY EMPLOYEE DEFERRED COMPENSATION PLAN


     Hecla Mining Company, a Delaware corporation, hereby establishes the Hecla Mining Company Key Employee Deferred Compensation Plan, effective as of July 18, 2002, subject to the approval of the plan by the stockholders of Hecla Mining Company. The purpose of the Hecla Mining Company Key Employee Deferred Compensation Plan is to assist Hecla Mining Company in attracting and retaining key employees, encouraging their long-term commitment to the success of the company, reducing cash expenditures of Hecla Mining Company and offering key employees an opportunity to defer compensation, increase their equity ownership in Hecla Mining Company and participate in the increase in value of Hecla Mining Company.


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.1. Definitions. When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

     (a) "Account" or "Accounts" means the separate bookkeeping account or accounts established and maintained for a Participant representing separate unfunded and unsecured general obligations of the Company with respect to a Participant under the Plan and to which are credited amounts pursuant to Articles IV and V of the Plan. A Participant's Accounts shall consist of the Deferred Compensation Account, the Company Stock Account, the Company Matching Stock Account and the Investment Account.

      (b) "Board of Directors" means the Board of Directors of Hecla Mining Company.

      (c) "Bonus Award" means any compensation in addition to Eligible Compensation, paid to a Participant as an employee under any of the Company's bonus or incentive plans.

      (d)  "Business Day" means a day on which the New York Stock
Exchange is open for trading.

      (e) "Change in Control" means the first to occur of any of the following events:





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          (i)  Any individual, entity or group (within the meaning of
               Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")
               (a "Person") becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the
               "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i) the following acquisitions shall not constitute a Change in Control:
               (a) any acquisition directly from the Company, or approved by the Incumbent Directors, following which such Person owns not more than 40% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, (b) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (c) any acquisition by the Company, (d) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (e) any acquisition pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection
               (iii) below; or

          (ii) Individuals who, as of January 1, 2002, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2002, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors then comprising the Board (either by a specific vote or by approval of the Proxy Statement of the Company in which such person is named as a nominee for director to be elected by the common shareholder, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (iii) Consummation of a reorganization, merger or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (a) more than 60% of, respectively, the then outstanding shares of Common Stock and the total voting power of (i) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (ii) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented

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               by Outstanding Company Common Stock and Company
               Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding
               Company Common Stock or Outstanding Company Voting
               Securities, as the case may be, were converted pursuant to such Business Combination), and such beneficial ownership of Common Stock or voting power among the holders thereof is in substantially the same proportion as the beneficial ownership of Outstanding Company Common Stock and the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,
               (b) no Person (other than any employee benefit plan or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation is or becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding shares of Common Stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), unless such acquisition is pursuant to a Business Combination that is an acquisition by the Company or a subsidiary of the Company of the assets or stock of another entity that is approved by the Incumbent Directors, following which such person owns not more that 40% of such outstanding shares and of voting power, and (c) at least a majority of the members of the Board of Directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or


          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company which reduces the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities that increases the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

     (f) "Code" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

     (g) "Common Stock" means the Common Stock, par value $0.25 per share, of Hecla Mining Company as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.



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     (h)  "Company" means Hecla Mining Company, a Delaware
corporation.

     (i) "Company Matching Stock Account" means the Account established and maintained for a Participant as a record of the matching units credited to such Account pursuant to Section 4.3 of the Plan and denominated in units measured by the value of Company Common Stock. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

     (j) "Company Stock Account" means the Account established and maintained for a Participant as a record of any discretionary amounts credited to such Account pursuant to Section 4.4 of the Plan and amounts allocated to such Account under Article V of the Plan and denominated in units measured by the value of Company Common Stock. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

     (k) "Compensation Committee" means the Compensation Committee of the Board of Directors or such other committee of directors as may be designated by the Board of Directors to administer the Plan. The committee administering the Plan shall be composed solely of two or more nonemployee directors, as defined in Rule
16b-3 under the Securities Exchange Act of 1934, as amended.
Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Compensation Committee, exercise the powers and duties of the Compensation Committee under the Plan.

     (l) "Deferral Election Form" means such form or forms as may be approved by the Compensation Committee from time to time for use by a Participant to elect to defer compensation under the Plan.

     (m) "Deferred Compensation Account" means the Account established and maintained for a Participant as a record of the deferred amounts credited to such Account pursuant to Sections 4.1 and 4.2 of the Plan and denominated in units measured by the value of Company Common Stock. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

     (n) "Disability" means a period of disability during which a Participant qualifies for benefits under the Company's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Compensation Committee. If the Company does not sponsor such a plan or discontinues to sponsor such a plan, a Disability shall be determined by the Compensation Committee in its sole discretion.

     (o) "Discretionary Amounts" means the units measured by the value of Company Common Stock credited to a Participant's Account pursuant to Section 4.4 of the Plan.


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     (p)  "Distributable Event" means an event identified as such in
Section 7.1 of the Plan.

     (q)  "Eligible Compensation"

          (i) The "Eligible Compensation" of a Participant for any period means, except as provided in the succeeding paragraphs of this subsection, the sum of all remuneration paid to the Participant during such period for service as an employee of a Participating Employer as base salary and wages, bonuses (other than vacation bonuses), sick pay and short-term disability benefits, increased by the amount of pre-tax contributions made on behalf of the Participant by a Participating Employer pursuant to the terms of any qualified profit sharing plan with a Section 401(k) feature maintained by the Participating Employer for that period and by the net amount of compensation reductions experienced by the Participant during such period under any cafeteria plan described in section 125 of the Code maintained by the Participating Employer. Eligible Compensation will not include amounts deferred or paid under an agreement between the Participating Employer and the Participant that is not a plan qualified under section 401(a) of the Code except this Plan, any contributions made pursuant to the provisions of any qualified profit sharing plan with a Section 401(k) feature maintained by the Participating Employer, contributions made or benefits (other than short-term disability benefits) paid by the Participating Employer under any other employee benefit plan, expatriate premiums or amounts realized by the Participant upon the exercise of a nonqualified stock option, the lapse of restrictions applicable to restricted stock or any disposition of stock acquired under a qualified or incentive stock option.

          (ii) A Participant's Eligible Compensation for any year shall be determined without regard to section 401(a)(17) of the Code.

         (iii) Notwithstanding the provisions of paragraph (i) above, a Participant's Eligible Compensation will not include:

               (A)  any remuneration not paid in cash;

               (B) the value of life insurance coverage included in the Participant's wages under section 79 of the Code;


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               (C)  any car allowance or moving expense or mileage
                    reimbursement;

               (D)  severance pay;

               (E) payments under any plan of deferred compensation except this Plan;

               (F) any benefit under any qualified or nonqualified stock option or stock purchase plan; or

               (G)  any compensation in the form of a Bonus Award.

     (r) "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.

     (s) "Investment Account" means the Account established and maintained for a Participant as a record of the deferred amounts credited to such Account pursuant to Article V of the Plan and measured in dollars pursuant to the provisions of that Article V. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

     (t)  "Participant" means an individual identified as such under
Article III of the Plan.

     (u) "Participating Employer" means any employer participating in the Plan pursuant to Article II of the Plan.

     (v) "Plan" means the Hecla Mining Company Key Employee Deferred Compensation Plan, as approved by the Board of Directors and the stockholders of the Company, which is unfunded and maintained by Hecla Mining Company and its affiliated companies primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Hecla Mining Company.

     (w) "Trust" means the Trust or Trusts described in Section 13.4 of the Plan. Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

     (x) "Trustee" means the corporation or person or persons selected by the Company to serve as Trustee for a Trust or Trusts.

     (y) "Vested" means an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with the terms of the Plan.

                           ARTICLE II

                     PARTICIPATING EMPLOYERS

     SECTION 2.1. Eligibility. To be eligible to adopt and participate in the Plan, an employer must be a member of the "controlled group" of corporations, which shall be based upon section 414 of the Code except that the phrase "at least 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in sections 414 and 1563(a) of the Code, that includes the Company.

     Section 2.2. Participation Requirements. The Company, the sponsor of the Plan, and any other affiliated company that is or becomes eligible to adopt the Plan and become a Participating Employer pursuant to Section 2.1 of the Plan may adopt the Plan and become a Participating Employer in the Plan provided that such affiliated company declares in writing to be subject to the terms and conditions of the Plan and files such declaration with the Compensation Committee. The date on which such eligible company may become a Participating Employer in the Plan shall be the date such declaration is filed with the Compensation Committee or such later date specified in the declaration. Each of the Participating Employers shall be obligated for their allocable portion of the benefits provided under the Plan to their respective Participants. The respective benefit obligations of the Participating Employers are not secured in any way. Such obligations constitute no more than unfunded and unsecured promises of payment and performance. Each Participating Employer shall be responsible for, and shall have the obligation of, its allocable share of costs and expenses incurred with respect to the operation and administration of the Plan, and shall be responsible for, and have the obligation of, any benefits payable under the Plan with respect to any employees of such Participating Employer who are Participants in the Plan and eligible to receive benefits under the terms of the Plan.

     Section 2.3. Recordkeeping and Reporting. Each Participating Employer shall maintain records sufficient to determine the benefits (and the compensation sources of such benefits) which may become payable to or with respect to any employee of such Participating Employer who is a Participant in the Plan and to provide such Participants any reports which may be required under the terms of the Plan or by law.

     Section 2.4.  Termination of Participation.  A
Participating Employer, other than the Company, may withdraw from participation in the Plan at any time by providing the Company with thirty (30) days advance written notice of such withdrawal from participation and the effective date of such Participating Employer's withdrawal, which thirty (30) day notice period may be waived by the Company. In addition, the Company may terminate a Participating Employer's participation in the Plan by providing such Participating Employer with thirty (30) days advance written notice, which thirty (30) day notice period may be waived by the Participating Employer. A Participating Employer which terminates its participation in the Plan shall remain obligated under the Plan with respect to benefits payable with respect to employees of the Participating Employer participating in the Plan unless otherwise expressly agreed by the Company with the Company fully assuming such obligations.

     Section 2.5. Separate Accounting. The Company shall establish and maintain separate Accounts for each of the Participating Employers and their respective Participants. Such separate accounting is intended to comply with section 404(a)(5) of the Code and section 1.404(a)-12 of the Treasury Regulations (which provide that an employer can deduct the amounts contributed to a nonqualified plan in the taxable year in which an amount attributable to the contribution is includable in the gross income of employees participating in the plan, but, in the case of a plan in which more than one employee participates only if separate accounts are maintained for each employee).


                           ARTICLE III

                  ELIGIBILITY AND PARTICIPATION

     SECTION 3.1. Eligibility. Each executive officer or key management level employee of a Participating Employer shall be eligible to participate in the Plan effective as of the later of the effective date of the Plan or the date on which such individual first becomes an executive officer or achieves a key management level position; provided, however, that the Compensation Committee shall determine eligibility to participate in the Plan with respect to each such executive officer and key management level employee. In addition, the Compensation Committee may by express action designate other management level or highly compensated employees of the Participating Employers as eligible to participate in the Plan. If the Compensation Committee designates a management level or highly compensated employee of a

Participating Employer as eligible to become a Participant in the Plan, the Compensation Committee shall inform the employee in writing of such designation and the date on which the employee shall become a Participant in the Plan.

     Section 3.2. Participation. An individual eligible to participate in the Plan shall become a Participant upon the filing with the Compensation Committee of a completed Deferral Election Form and acceptance of such form by the Compensation Committee. The name of each individual eligible to participate in the Plan and the date on which such individual becomes a Participant in the Plan shall be recorded on Exhibit A, which exhibit is attached hereto and incorporated herein by reference and which shall be revised by the Compensation Committee from time to time to reflect the operation of the Plan. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

     Section 3.3. Suspension of Eligibility. The Compensation Committee may in its discretion determine that a Participant will no longer be eligible to participate in the Plan and in such event, the Participant's compensation deferral election made in accordance with Article IV and Article V will immediately terminate and no additional amounts shall be credited to his or her Accounts under subsections (a), (b) and (c) of Section 8.1 and Section 5.2 and no further options shall be granted under
Article V until such time as the individual is again determined to be eligible to participate in the Plan by the Compensation Committee and makes a new election under Article IV. However, the Accounts of such Participant shall continue to be adjusted by the other provisions of Article VIII until fully distributed.



                           ARTICLE IV

                            BENEFITS

     SECTION 4.1.  Deferred Compensation.  Subject to the
limitations herein imposed, including, without limitation, Sections 14.1, 14.2, 15.1 and 15.2 of the Plan, a Participant may elect to defer receipt of any one or more of the following items of compensation:

     (a)  Eligible Compensation; and

     (b)  Bonus Awards.

A Participant may defer an item of compensation only to the extent that the Participant is entitled to receive such item of compensation. For each calendar year a Participant may elect to defer up to one hundred percent (100%) of any Bonus Award payable pursuant to a bonus or incentive plan, and up to one hundred percent (100%) of Eligible Compensation. Upon such deferral, the Participant will have no further right to such deferred
compensation other than as provided under the Plan.    Subject
to Article V and amounts deferred under Section 5.2 and 5.3 of the Plan and allocated to an Investment Account, deferred compensation shall be denominated in units that shall be measured by the value of Company Common Stock and shall be the record of the value of such deferred compensation credited to a Participant's Account and shall be used solely for accounting purposes.

     Section 4.2.  Form and Effectiveness of Deferral Elections.

     (a)  Except as provided in subsections (d) and (e) of this
Section 4.2, each calendar year a Participant may elect to defer up to one hundred percent (100%) of his or her Eligible Compensation for the following calendar year and credited to the Participant's Deferred Compensation Account. Except as provided in subsections (d) and (e) of this Section 4.2, the Participant is required to file his or her deferral election before December 31 specifying the portion of the Eligible Compensation to be earned in the succeeding calendar year that is to be deferred.

     (b)  Except as provided in subsections (d) and (e) of this
Section 4.2, an election by a Participant to defer a portion of his or her Eligible Compensation pursuant to subsection (a) of this Section 4.2 must be made by the Participant for the calendar year beginning after the calendar year in which occurs the date of said election and the amounts so deferred shall be paid only as provided in this Plan. Such an election must be irrevocable and must be made in the form and manner prescribed by the Compensation Committee and shall not be effective unless confirmed and approved by the Compensation Committee. The Participant may change the amount of, or suspend, future deferrals with respect to Eligible Compensation otherwise payable to him or her for calendar years beginning after the date of change or suspension as he or she may specify by written notice to the Compensation Committee. If a Participant elects to change the amount of, or suspend, deferrals, the Participant may make a new deferral election provided that any new election to defer payment of Eligible Compensation must be made before the beginning of the period of service for which the Eligible Compensation is payable, which period is the calendar year. The election to defer shall be irrevocable as to the deferred Eligible Compensation for the period for which the election is made and shall not be effective unless confirmed and approved by the Compensation Committee.

     (c) In addition to amounts deferred by a Participant pursuant to subsections (a) and (b) of this Section 4.2, and except as provided in subsections (d) and (e) of this Section 4.2, each calendar year a Participant may elect to defer all one hundred percent (100%) or a portion of any Bonus Award that would otherwise be payable to the Participant under a bonus or incentive plan and credited to the Participant's Deferred Compensation Account. Except as provided in subsections (d) and (e) of this Section 4.2, an election by a Participant to defer any such Bonus Award that would otherwise be payable under a bonus or incentive plan must be made before the first day of the calendar year in which occurs the end of the fiscal year of the Participant's Participating Employer for which such a Bonus Award is determined. Such a deferral election is irrevocable and must be made in the form and manner prescribed by the Compensation Committee and shall not be effective unless confirmed and approved by the Compensation Committee. The period of deferral and form of distribution of an award shall be determined in accordance with the elections made under this subsection (c) and in accordance with the provisions of this Plan.

     (d) In the first year in which a Participant becomes eligible to participate in the Plan, the newly eligible Participant may make an election to defer Eligible Compensation for services to be performed subsequent to the election within thirty (30) days after the date the employee becomes eligible and may make an election to defer any Bonus Award that would otherwise be payable under a bonus or incentive plan with respect to services to be performed subsequent to the election for which the bonus would be payable, provided, however, that the bonus has not yet become determinable or payable and the election is made at least six (6) months before the bonus would otherwise be payable and within thirty (30) days after the date the employee becomes eligible.
This subsection (d) shall apply, however, only with respect to an eligible Participant who becomes a Participant in the Plan on a date other than the first day of the calendar year.

     (e) In the year in which the Plan is first implemented, an eligible Participant may make an election to defer Eligible Compensation for services to be performed subsequent to the election and any Bonus Award that would otherwise be payable under a bonus or incentive plan with respect to services to be performed subsequent to the election for which the bonus would otherwise be payable, provided, however, that any such election is made within thirty (30) days after the date the Plan is effective for eligible employees, and that with respect to elections regarding Bonus Awards, the bonus has not yet become determinable or payable, and the election is made at least six
(6) months before any such bonuses would otherwise be payable.

     (f)  Any elections made pursuant to Section 4.1 and this
Section 4.2 shall be subject to the limitations imposed under the Plan, including, without limitation, the provisions of Sections 14.1, 14.2, 15.1 and 15.2.

     Section 4.3. Matching Amounts. Subject to the limitations imposed under the Plan, including, without limitation, the provisions of Sections 14.1, 14.2, 15.1 and 15.2, if for any calendar year a Participant makes an election under Section 4.2 to defer Eligible Compensation or any Bonus Award pursuant to the provisions of Section 4.2, then, for such year, the Compensation Committee shall credit the Participant's Company Matching Stock Account with matching amounts, which: (i) shall be denominated in units that shall be measured by the value of Company Common Stock, and (ii) shall be equal to ten percent (10%), or such other greater amount as determined by the Compensation Committee from time to time in its sole discretion, of the sum of the amounts of Eligible Compensation deferred by the Participant and credited to the Participant's Deferred Compensation Account for that calendar year and the amounts of any Bonus Award deferred by the Participant and credited to the Participant's Deferred Compensation Account for that year.

     Section 4.4.  Discretionary Amounts.  In addition to
amounts deferred by a Participant under Section 4.2 and the matching amounts determined under Section 4.3, the Compensation Committee may from time to time, in its sole discretion, credit a Participant's Company Stock Account with amounts, which shall be denominated in units that shall be measured by the value of Company Common Stock. Such additional amounts shall be authorized pursuant to and in accordance with the requirements of the Delaware General Corporation Law and Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934 for such purpose or purposes as the Compensation Committee may deem appropriate, including, without limitation, as mirror employer matching contributions or contributions made by a Participating Employer with respect to a qualified plan maintained by the Participating Employer.

     Section 4.5.  Participant Accounts.  A Company Stock
Account shall be established and maintained for each Participant to the extent amounts are credited under Section 4.4 or under
Article V, a Deferred Compensation Account and a Company Matching Stock Account shall be established and maintained for each Participant with respect to amounts deferred under Section 4.2 and matching amounts credited under Section 4.3 and an Investment Account shall be established and maintained for each Participant with respect to amounts deferred under Article V. The Deferred Compensation Account, the Company Stock Account and the Company Matching Stock Account shall be credited with amounts which shall be denominated in units that shall be measured by the value of the shares of Company Common Stock. The Investment Account shall be credited with amounts which shall be measured in dollars.

                            ARTICLE V

                    DISCOUNTED STOCK OPTIONS

     SECTION 5.1. Determination of Stock Options. In the sole and absolute discretion of the Compensation Committee, the Compensation Committee shall determine for each year whether to grant discounted stock options with respect to Company Common Stock under this Plan. In the event the Compensation Committee determines to grant discounted stock options under the Plan, the Compensation Committee shall, for each year such determination is made, determine in its sole and absolute discretion:

     (a) the terms and conditions of the stock options, including, without limitation, terms and conditions of exercise of such stock options granted pursuant to this Article V; and

     (b) any limitations or restrictions that may apply with respect to the exercise of the options granted.

Each stock option granted pursuant to this Article V shall be evidenced by a written agreement containing the terms and conditions of the stock option, which agreement shall be approved in advance by the Compensation Committee.

Unless the Compensation Committee otherwise objects in writing, the discount to be applied shall be elected by the Participant; provided, however, that the discount shall be at least ten percent (10%) to the extent the stock price is equal to or below ten dollars ($10.00) and one dollar ($1.00) if the stock price is above ten dollars ($10.00) but the discount shall not exceed fifty percent (50%) of the stock price.

     Section 5.2.  Deferred Amount.

     (a) Subject to any limitations which may be imposed under Sections 14.1, 14.2, 15.1 and 15.2 of the Plan and subject to and in accordance with Section 5.3 of the Plan, a Participant may elect to defer a certain portion or all of his or her Eligible Compensation and/or Bonus Award for the year under this Article V and have such deferred amount credited to an Investment Account by completing a form provided by the Compensation Committee that specifies the portion of Eligible Compensation to be earned in the succeeding calendar year and the portion of any Bonus Award to be determined in accordance with a bonus or incentive plan to be subject to such election and filing such completed form with the Compensation Committee. Any such election must be made in the form and in the manner approved by the Compensation Committee.

     (b) If a Participant elects to defer compensation in accordance with this Article V, such deferred amount shall be allocated to an Investment Account, measured in dollars equal to such deferred amount, and credited to the Investment Account as of the close of business on the date that such deferred amount would have otherwise been paid to the Participant. Subject to subsection (c) of this Section 5.2, as of the close of the last day of each calendar quarter, an additional amount shall be credited to each Participant's Investment Account equal to the product of: (i) the average daily balance of the Investment
Account for the quarter, multiplied by (ii) one-fourth of the annual prime rate for corporate borrowers quoted at the beginning of the quarter by the Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).

     (c) If an amount has been deferred by a Participant and allocated to an Investment Account, the Participant may allocate an amount credited to the Investment Account to either: (i) the Company Stock Account and have such amount measured by the value of Company Common Stock, or (ii) the opportunity to have the amount payable in the form of a discounted stock option under the provisions of this Article V. An election to have the amounts allocated to either the Company Stock Account or the opportunity to have the amount payable in the form of a discounted stock option is irrevocable and may be made once for each fiscal quarter of the fiscal year of the Company and if an election is made, it must be made within a ten (10) day period following the public release of the Company's financial results for that fiscal quarter for which an election is made. The election must be made in the form and manner prescribed by the Compensation Committee. To the extent an amount credited to the Investment Account is so allocated under this subsection (c), such allocated amount shall not be credited with interest under Section 5.2(b).

     (d)  Pursuant to and in accordance with subsection (c) of this
Section 5.2, a Participant may make an irrevocable election to have a portion or all of the deferred compensation allocated to the Participant's Investment Account allocated to the Company
Stock Account and measured by the value of Company Common Stock.
If such an irrevocable election is made, the Participant's
Company Stock Account shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of such allocated amount determined as of the last Business Day of the election period that shall be within a ten (10) day period following the public release of the Company's financial results for the fiscal quarter of the Company's fiscal year for which the election is made at the stock price per share based upon the closing price as reported on the New York Stock Exchange for such date. Each unit credited to the Company Stock Account shall be measured by the value of one share of Company Common Stock and treated as though invested in such a share of Company Common Stock. The liability for the benefit payable with respect to the units credited to the Company Stock Account shall be satisfied only in shares of Company Common Stock. Alternatively, the Participant may make an irrevocable election pursuant to subsection (c) of this
Section 5.2 to have an amount allocated to the Investment Account allocated to the opportunity to have the benefit payable in the form of a discounted stock option. If such an irrevocable election is made, the benefit payable with respect to such an amount so allocated shall be payable in the form of a discounted stock option.

     (e) The elections made under this Section 5.2 shall be irrevocable and must be made in the form and manner prescribed by the Compensation Committee, and will not be effective unless accepted by the Compensation Committee. A Participant's request to allocate amounts pursuant to this Section 5.2 must be in writing on an allocation request form in such increments as the Compensation Committee may require. All such requests are subject to confirmation and approval by the Compensation Committee.

     (f) Benefits attributable to the value of the Investment Account at the time of a Distributable Event under Section 7.1 of the Plan shall be delivered to the Participant in cash.

     Section 5.3.  Form and Effectiveness of an Election.

     (a)  If a Participant is permitted to make an election under this
Article V, the Participant may elect to defer up to one hundred percent (100%) of his or her Eligible Compensation for the following calendar year, determined as a maximum amount and taking into account any amounts deferred under Article IV of the Plan, and allocated to an Investment Account pursuant to this
Article V. Pursuant to the provisions of this Article V, amounts credited to a Participant's Investment Account may be allocated to the Participant's Company Stock Account or the opportunity to have the amounts payable in the form of a discounted stock option under the terms of this Article V. Except as provided in subsections (d) and (e) of this Section 5.3, the Participant is required to file his or her deferral election before December 31 specifying the portion of the Eligible Compensation to be earned in the succeeding calendar year that is to be subject to such election.

     (b)  Except as provided in subsections (d) and (e) of this
Section 5.3, an election by a Participant under subsection (a) of this Section 5.3 must be made by the Participant for the calendar year beginning after the calendar year in which occurs the date of said election and the amounts subject to such election shall be paid only as provided in this Plan. Such an election must be irrevocable and must be made in the form and manner prescribed by the Compensation Committee and shall not be effective unless confirmed and approved by the Compensation Committee.

     (c)  If a Participant is permitted to make an election under this
Article V, then, in addition to any election made pursuant to subsections (a) and (b) of this Section 5.3, the Participant may elect to defer up to one hundred percent (100%) of any Bonus
Award that would otherwise be payable to the Participant under any bonus or incentive plan, determined as a maximum amount and taking into account any amounts deferred under Article IV of the Plan, and allocated to an Investment Account pursuant to this
Article V. Pursuant to the provisions of this Article V, amounts credited to a Participant's Investment Account may be allocated to the Participant's Company Stock Account or the opportunity to have the amounts payable in the form of a discounted stock option under the terms of this Article V. Except as provided in subsections (d) and (e) of this Section 5.3, a deferral election by a Participant under this subsection (c) must be made before the first day of the calendar year in which occurs the end of the fiscal year of the Participant's Participating Employer for which such Bonus Award is determined. Such an election is irrevocable and must be made in the form and manner prescribed by the Compensation Committee and shall not be effective unless confirmed and approved by the Compensation Committee.

     (d) In the first year in which a Participant becomes eligible to participate in the Plan, the newly eligible Participant may make an election to defer Eligible Compensation for services to be performed subsequent to the election within thirty (30) days after the date the employee becomes eligible and may make an election to defer any Bonus Award that would otherwise be payable under a bonus or incentive plan with respect to services to be performed subsequent to the election for which the bonus would be payable, provided, however, that the bonus has not yet become determinable or payable and the election is made at least six (6) months before the bonus would otherwise be payable and within thirty (30) days after the date the employee becomes eligible.
This subsection (d) shall apply, however, only with respect to an eligible Participant who becomes a Participant in the Plan on a date other than the first day of the calendar year.

     (e) In the year in which the Plan is first implemented, an eligible Participant may make an election to defer Eligible Compensation for services to be performed subsequent to the election and any Bonus Award that would otherwise be payable under a bonus or incentive plan with respect to services to be performed subsequent to the election for which the bonus would otherwise be payable, provided, however, that any such election is made within thirty (30) days after the date the Plan is effective for eligible employees, and that with respect to elections regarding Bonus Awards, the bonus has not yet become determinable or payable, and the election is made at least six
(6) months before any such bonuses would otherwise be payable.

     Section 5.4.  Option Allocation.

     (a) If a Participant makes an election under this Article V, and the amounts allocated to the Participant's Investment Account are allocated to the opportunity to have the amounts payable in the form of a discounted stock option for a year pursuant to
Section 5.3, then, for the period for which such election is in effect, the Participant will be granted an option, as of the last Business Day of the election period that shall be within a ten
(10) day period following the public release of the Company's financial results for the fiscal quarter for which the election is made (the "determination date") to purchase shares of the Company's Common Stock at the stock price per share determined after the application of the discount and based upon the closing price as reported on the New York Stock Exchange for such Business Day, with the number of shares made available to the Participant as of such determination date based upon the result of: (i) the amount subject to the election divided by (ii) the discount (or "spread," the difference between the fair market value of the Company Common Stock as of the determination date and the value of the Company Common Stock after the discount is applied as of the determination date). (For example, if the Participant elects to have the value of $1,000 allocated to the opportunity to have such amount payable in the form of a discounted stock option, the fair market value of the Common
Stock as of the determination date is $1.00, and the discount is 15%, the Participant will be granted an option, as of the determination date, to purchase 6,666 shares of the Company's stock at $0.85 per share.)

     (b) The manner in which the provisions of this Section 5.4 and the provisions of Article V are interpreted and administered shall be determined solely in the discretion of the Compensation
Committee.

     (c) The grant of any discounted option shall be subject to the availability of sufficient shares of Company Common Stock authorized for issuance under Section 13.8 of the Plan.

                           ARTICLE VI

                             VESTING

     SECTION 6.1.  Vested Benefit.  A Participant shall be
considered to be 100% Vested in the units and amounts credited to his or her

Accounts under the Plan and any stock options granted pursuant to
Article V of the Plan subject to any restrictions or limitations that may be imposed by the Compensation Committee under
Article V.

     Section 6.2. Limitation on Benefits. The benefits that may be payable to or on behalf of a Participant under the Plan shall not exceed a distribution of that number of shares of Common Stock equal to the number of units credited to the Participant's Accounts (with any fractional unit being rounded to the next highest whole unit) and any stock options granted pursuant to Article V of the Plan.


                           ARTICLE VII

        DISTRIBUTION OF BENEFITS AND EXERCISE OF OPTIONS

     SECTION 7.1.  Distributable Events.  A Participant's
Distributable Event with respect to the Participant's Accounts shall be the first to occur of the following events:

     (a)  Disability (as defined in Section 1.1(n));

     (b)  the Participant's death;

     (c) the first date on which the Participant is no longer an employee of any Participating Employer;

     (d) the effective date of the termination of the Plan pursuant to Section 15.1;

     (e)  termination for cause subject to and in accordance with
Section 7.6; or

     (f) such other date as elected and specified by the Participant in the Distribution of Benefits Form, which date must be no earlier than a date thirteen (13) months after the date on which occurs the effective date of such election and, with respect to amounts credited or allocated to the Company Stock Account under
Section 4.4 of the Plan or Article V of the Plan, such amounts may not be distributed until the later of six (6) months after the date on which such allocation was made or the first day of the calendar year following the calendar year in which such allocation occurred; furthermore, an election made pursuant to this subsection (f) shall be subject to the acceptance of and approval by the Compensation Committee and shall be made only at the time of the Participant's initial elections on such form and if the election is accepted and approved, it shall be irrevocable.

     Section 7.2.  Distribution of Benefits and Exercise of Options.

     (a) Distribution Commencement Date. Except any withdrawals made pursuant to Section 7.3 which shall be distributed in accordance with that section, distribution of a Participant's Plan benefit shall be made as of the first day of the second calendar month immediately following the calendar month in which the Participant's applicable Distributable Event occurs.

     (b) Form of Distribution. Benefits attributable to the value of the Deferred Compensation Account, the Company Stock Account and the Company Matching Stock Account shall be delivered to the Participant in the form of shares of Common Stock. Benefits attributable to the value of the Investment Account at the time of a Distributable Event shall be delivered to the Participant in the form of cash. The distribution and delivery of shares of Common Stock shall be subject to all federal or state securities laws or other rules and regulations as determined by the Company to be applicable.

     (c) Exercise of Stock Options. Company Common Stock options granted under Article V shall be subject to such limitations and restrictions as may be determined to be necessary and appropriate to comply with any applicable federal and state securities rules and regulations. Specifically, however, with respect to any option granted under Article V: (i) each option shall not be transferable otherwise than be transferred by will or by the laws of descent and distribution, and the Participant shall have no right to sell, assign, or pledge (as collateral for a loan, or as security for the performance of an obligation, or for any other purpose) his or her interest in such option to any person; and
(ii) each option shall not be exercisable until the later of:
(A) six (6) months after the grant date, or (B) the first day of the calendar year following the calendar year in which occurs the grant date.

     (d) Payment With Respect to Accounts. In the event a Participant becomes eligible to receive a payment of benefits under the Plan with respect to the units credited to the Participant's Deferred Compensation Account, the Company Stock Account, and the Company Matching Stock Account, and the amounts credited to the Participant's Investment Account as of the date on which occurs a Distributable Event, the benefits payable to the Participant or, in the event of the Participant's death, to the Participant's designated beneficiary under the Plan shall be paid in the form of a lump sum distribution.

     (e) Application for Distribution. A Participant shall not be required to make application to receive payment. Distribution shall not be made to any beneficiary, however, until such beneficiary shall have filed a written application for benefits in a form acceptable to the Compensation Committee and such application shall have been approved by the Compensation
Committee.

     Section 7.3. Early Withdrawals. Notwithstanding any provision in this Plan to the contrary, a Participant may request, by providing a written request to the Compensation Committee, a withdrawal prior to the distribution date under the Plan of all or any portion of his or her benefits from any of his or her Accounts under the Plan in increments of twenty-five percent (25%) of aggregate Account value (except, however, no such request shall apply with respect to benefits determined under Article V and the options that may be granted under
Article V). If such a request is accepted and approved by the Compensation Committee, which decision by the Compensation Committee shall be made in its sole and absolute discretion on a case by case basis, a distribution of such benefits may be made to the Participant subject to a penalty for such an early withdrawal at any point equal to a six-month period of nonparticipation (during which no additional amounts will be credited to the Participant's Accounts under subsections (a), (b) and (c) of Section 8.1 and Article V of the Plan) for each twenty-five percent (25%) increment withdrawn. The nonparticipation period would begin as of the date on which the request made by the Participant is accepted and approved by the Compensation Committee. As a result, a Participant withdrawing his or her entire benefit from all of his or her Accounts would be excluded from eligibility to participate in the Plan for a 24-month period beginning as of the date of such acceptance and approval by the Compensation Committee. In addition, a penalty of ten percent (10%) of the value of the amount withdrawn will be imposed on any withdrawal made pursuant to this Section 7.3.

     Section 7.4. Distributions As a Result of Tax Determination. Notwithstanding any provision in this Plan to the contrary, if, at any time, a court or the Internal Revenue
Service determines that any amounts or units credited to a Participant's Accounts under the Plan or Trust are includable in the gross income of the Participant and subject to tax, the Compensation Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amounts or units determined to be includable in the Participant's gross income.

     Section 7.5. No Parachute Payment. An event described in subsections (d), (e) and (g) of Section 7.1 shall not constitute a Distributable Event if the Compensation Committee in its reasonable discretion following consultation with appropriate tax and/or legal advisors reasonably determines that such distribution will likely constitute a parachute payment for purposes of section 280G of the Code. Furthermore, if such event occurs subsequent to a Change in Control, the Compensation Committee shall, at the Company's expense, promptly request a written opinion of the "independent auditor" with respect to the applicability of such section 280G and such event shall not constitute a Distributable Event unless and until the independent auditor delivers its written unqualified opinion, a copy of which shall be provided to the Participant, to the effect that a distribution of benefits as a result of such event will not constitute a parachute payment under section 280G of the Code.
As used in this Section 7.5, the term "independent auditor" means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by the Company or such other comparable and nationally recognized firm of certified public accountants as may be selected by the Compensation Committee in its reasonable discretion.

     Section 7.6. Distribution Upon Termination For Cause. In the event that a Participant is terminated for "cause" (as defined below), the Compensation Committee may, in its discretion, treat such termination or any date subsequent thereto as a Distributable Event. For purposes of this Plan, termination for "cause" means termination based on any of the following:

     (a) the willful and continued failure by the Participant to substantially perform the Participant's duties with a Participating Employer (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which the Participant has not substantially performed the Participant's duties;

     (b) the engaging by the Participant in willful misconduct which is demonstrably injurious to any one or more of the Participating
Employers monetarily or otherwise; or

     (c)  the conviction of the Participant of a felony.

                          ARTICLE VIII

                      VALUATION OF BENEFITS

     SECTION 8.1.  Deferred Compensation Account, Company Stock
                   Account and Company Matching Stock Account.

     (a) Deferred Amounts. If a Participant elects to defer compensation in accordance with Section 4.2, such deferred compensation shall be measured by the value of Company Common Stock as provided in this subsection (a). The Participant's Deferred Compensation Account shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of such deferred compensation determined as of the last Business Day of each calendar quarter, based on the average of the closing prices as reported on the New York Stock Exchange for each day during that quarter, in which such compensation would have otherwise been paid to the Participant. Each unit credited to the Deferred Compensation Account shall be measured by the value of one share of Common Stock and treated as though invested in a share of Common Stock. The liability of a benefit payable under the Plan with respect to the units credited to the Deferred Compensation Account shall be satisfied only in shares of Company Common Stock.

     (b) Discretionary Amount. When a Participant's Company Stock Account is to be credited with a Discretionary Amount, it shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of the Discretionary Amount as of such date or dates as determined by the Compensation Committee, based upon the closing price on such date or dates as reported on the New York Stock Exchange for such date or dates. The liability of a benefit payable under the Plan with respect to the units credited to the Company Stock Account shall be satisfied only in shares of Company Common Stock.

     (c) Company Matching Stock Account. When a Participant's Company Matching Stock Account is to be credited with matching units pursuant to Section 4.3, it shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of such matching units as of the last Business Day of each calendar quarter, based on the average of the closing prices as reported on the New York

Stock Exchange for each day during that quarter. The liability of a benefit payable under the Plan with respect to the units credited to the Company Matching Stock Account shall be satisfied only in shares of Company Common Stock.

     (d) Dividends. A Participant's Deferred Compensation Account, Company Stock Account and Company Matching Stock Account shall be credited on each Common Stock dividend payment date with that number of units equal to the number of shares that could have been acquired based upon the dividends paid by the Company on shares of Common Stock equal to the number of units credited to the Participant's Deferred Compensation Account, Company Stock Account and Company Matching Stock Account, respectively, as of the record date for such dividend.

     (e) Stock Dividends. The number of units credited to a Participant's Deferred Compensation Account, Company Stock Account and Company Matching Stock Account shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

     (f) Transfer Upon Change in Control. In the event of a Change in Control, effective as of the close of business on the date of the Change in Control, and if a Trust has been established under
Section 13.4 of the Plan, the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock credited to each Participant's Deferred Compensation Account, Company Stock Account and Company Matching Stock Account shall be determined based upon the fair market value of the Company Common Stock on such date and shall be credited to accounts established for the benefit of each such Participant under the terms of such Trust, and the number of shares (including fractions thereof) of Common Stock equal to such units (including fractions thereof) shall be contributed to such Trust if so permitted or required under the Trust.

     Section 8.2.  Hypothetical Accounts.  The Accounts
established under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (or subaccounts) shall hold or be required to hold any actual funds or assets.

                           ARTICLE IX

                       NONTRANSFERABILITY

     SECTION 9.1. Anti-Alienation of Benefits. Any benefits which may be credited to a Participant's Accounts under the Plan, any options which may be granted under Article V, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     Section 9.2. Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has been legally declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any payment under the Plan to which the person is eligible to receive shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Participating Employers and the Plan therefor.

     Section 9.3. Designated Beneficiary. In the event of a Participant's death prior to the payment of all or a portion of any benefits which may be payable with respect to the Participant under the Plan, the payment of any benefits payable on behalf of the Participant under the Plan shall be made to the Participant's beneficiary designated on a "Beneficiary Designation Form," which form shall be accepted and approved by the Compensation Committee. If no such beneficiary has been designated, payment shall be made as required under the Participant's will; or, in the event that there shall be no functioning will under applicable state law, then to such persons as, at the date of the Participant's death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the decedent's intestate property, in the proportions specified in such statute.

                            ARTICLE X

                           WITHHOLDING

     SECTION 10.1. Determination of Tax Withholding. The Participating Employer or the Company shall have the authority, duty and power to determine, withhold and report the amount of any applicable federal, state or local taxes as required under applicable law.

     Section 10.2. Withholding. The amounts payable pursuant to the Plan shall be reduced by the amount of any federal, state or local taxes required by law to be withheld by the Participating Employer or the Company under applicable law with respect to such payments. The Company is authorized to automatically withhold that number of shares of Company Common Stock, determined by the fair market value of the shares at the date of distribution of shares of Company Common Stock to a Participant from his or her Deferred Compensation Account, Company Matching Stock Account or Company Stock Account or on the date of exercise of a stock option granted pursuant to Article V of the Plan, as the case may be, required to pay the applicable withholding taxes in connection with such distribution or exercise of stock option (with the remainder of any fractional share to be paid in cash to the Participant), unless prior to the Distributable Event or the exercise of the option, as the case may be, the Company receives written notice, addressed to the Secretary of the Company, from the Participant indicating that the Participant elects to pay the tax withholding amount related to the distribution of shares from the Deferred Compensation Account, Company Matching Stock Account or Company Stock Account, or the issuance of shares upon exercise of a stock option granted pursuant to Article V, in cash, and the Company promptly receives such cash payment following the date of the Distributable Event or upon exercise of the stock option, as the case may be.


                           ARTICLE XI

                             VOTING

     SECTION 11.1. Voting of Company Stock With Respect to
Accounts. No Participant shall be entitled to any voting rights with respect to any units credited to his or her Deferred
Compensation Account, Company Stock Account or Company Matching
Stock Account.

     Section 11.2. Voting With Respect to Options.  No
Participant shall be entitled to any voting rights with respect to any stock options granted pursuant to Article V of the Plan.


                           ARTICLE XII

                   ADMINISTRATION OF THE PLAN

     SECTION 12.1. Administrator. The administrator of the Plan shall be the Company. However, the Compensation Committee shall act on behalf of the Company with respect to the administration of the Plan.

     Section 12.2. Authority of Administrator. The Compensation Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all factual and legal questions concerning the status and rights of the Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Benefits under this Plan will be payable only if the Compensation Committee decides in its discretion that the applicant is entitled to them under the Plan. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations and regulations of the Compensation Committee and the calculations of the Company shall be final and binding on all persons and parties concerned. The Secretary of the Company shall be the agent of the Plan for the service of legal process in accordance with section 502 of ERISA.

     Section 12.3. Operation of Plan and Claims Procedures. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Company shall be responsible for the expenses incurred in the administration of the Plan. The Company shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the "Claims Manager" shall be the Company.

     (a) Claims Forms. It is the intent of the Company that benefits payable under the Plan shall be payable without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Company. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant's name and the nature of benefits payable under the Plan on a form acceptable to the Company. If for any reason a claim for payments under the Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant.
For this purpose:

          (i) the claimant's claim shall be deemed to be filed when presented orally or in writing to the Claims Manager;

          (ii) the Claims Manager's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

     (b) Review. The claimant shall have sixty (60) days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may review pertinent documents and submit written issues and comments.

     (c) Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty
(60) days of receipt of the claimant's request for review of the claimant's claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this
Section 12.3.

     (d) Disability Claims. Effective for claims filed on or after January 1, 2002, any review of an appeal of a determination with respect to the Participant's Disability must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, effective for claims filed on or after January 1, 2002, the ninety (90) day period described in these procedures shall be reduced to forty-five (45) days in the case of a claim of the Participant's Disability. The forty-five (45) day period may be extended by thirty (30) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the forty-five
(45) day period. If prior to the end of the thirty (30) day extension period, the Claims Manager determines that additional time is necessary, the period may be extended for a second thirty
(30) day period, provided the claimant is notified prior to the end of the first thirty (30) day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. Effective for claims filed on or after January 1, 2002, the sixty (60) day period described in these procedures shall be reduced to forty-five (45) days with respect to the appeal of the denial of the Participant's claim of Disability. The forty-five (45) day period may be extended by an additional forty-five (45) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the initial forty-five (45) day period.

     (e) General Rules. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Claims Manager may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Claims Manager upon request. The Claims Manager may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. Claimants may be represented by a lawyer or other representative at their own expense, but the Claims Manager reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

     (f) Deadline to File Claim. To be considered timely under the Plan's claim and review procedure, a claim must be filed with the Company within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

     (g) Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

          (i) no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

          (ii) in any such legal action all explicit and all implicit determinations by the Company (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

     (h) Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

          (i) thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based; or

          (ii) six (6) months after the claimant has exhausted the claim and review procedure.

     (i) Knowledge of Facts by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

     Section 12.4. Participant's Address. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's benefits payable under the Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then neither the Company nor any other Participating Employer shall have any further obligation to pay any benefit under the Plan to or on behalf of such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

     Section 12.5. Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specifically affecting such Participant's individual interest hereunder or the interest of a person superior to him or her in the Company or Participating Employer (as distinguished from the interests of all Participants and their beneficiaries or a broad class of Participants and beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

     Section 12.6. Service of Process. In the absence of any designation to the contrary by the Company, the Compensation Committee is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

     Section 12.7. Errors in Computations. The Company, any Participating Employer or the Compensation Committee shall not be liable or responsible for any error in the computation of any Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company, any Participating Employer or the Compensation Committee and used in determining the benefit. The Company, any Participating Employer, or the Compensation Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).


                          ARTICLE XIII

                    MISCELLANEOUS PROVISIONS

     SECTION 13.1. No Employment Rights. Neither the Plan nor any action taken under the Plan shall be construed as providing any Participant any right to be retained in the service or employ of any Participating Employer.

     Section 13.2. Participants Should Consult Advisors.
Neither any Participating Employer, nor their respective directors, officers, employees or agents makes any representation or warranty with respect to the federal, state or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

     Section 13.3. Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of the Company or any Participating Employer for payment of any amounts under the Plan. Any funds invested under the Plan shall continue for all purposes to be part of the respective general assets of the Company or any Participating Employer and available to general creditors in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of the Company or a Participating Employer. The Company shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency. No Participant or any other person shall have any interests in any particular assets of the Company or any Participating Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor. The Plan constitutes a mere promise by the

Company and any other Participating Employer for the payment of benefits payable under the Plan to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by any Participating Employer or any other person or entity that any funds in any trust or the assets of the Company or any Participating Employer will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

     Section 13.4. The Trust.

     (a) Establishment of Trust. To fulfill the obligations to the Participants and their beneficiaries under the Plan, a Trust may be established by a trust agreement with a third party, the Trustee, to which cash or other property may be contributed, including securities issued by the Company, to provide for the benefit payments under the Plan. The Trustee for such Trust will have the duty to hold such property or to invest the Trust assets and funds in accordance with the terms of such Trust. All rights associated with the assets of such Trust will be exercised by the Trustee of the Trust or the person designated by such Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. Such Trust shall provide that in the event of the insolvency of the employer that established such Trust, the Trustee shall hold the assets for the benefit of the general creditors of the employer. The Trust shall be based on the model trust contained in Internal Revenue Service Revenue Procedure 92-64.

     (b) Contribution Upon Change in Control. If as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the assets held in a Trust established under subsection (a), then within thirty
(30) days of such Change in Control, each Participating Employer shall have the obligation for providing to such Trust assets having a value at least equal to the amount of such excess.

     Section 13.5. Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

     Section 13.6. Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     Section 13.7. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the state of Delaware shall apply with respect to the Plan.

     Section 13.8. Stock Subject to Plan. Subject to and in accordance with the terms of the Plan, the maximum number of shares of Common Stock that shall be made available for purposes of satisfying the obligations of the Company under the Plan is 6,000,000 shares, subject to adjustment by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change. For purposes of counting shares of Company Common Stock available under this Section 13.8 for distribution from Deferred Compensation Accounts, Company Matching Stock Accounts and Company Stock Accounts and for issuance upon exercise of stock options granted pursuant to Article V of the Plan, the number of shares covered by units credited to such Accounts shall be counted on the date units are credited to an Account and the number of shares covered by stock options granted pursuant to
Article V of the Plan shall be counted on the date of grant.


                           ARTICLE XIV

                           AMENDMENTS

     SECTION 14.1. Amendment of the Plan.  The Board of
Directors reserves the power to alter, amend or wholly revise the Plan at any time and from time to time and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant's reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control.

     Section 14.2. Procedure for Amendment. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

                           ARTICLE XV

                          TERM OF PLAN

     SECTION 15.1. Term of the Plan. The Company may at any time terminate the Plan by action of the Board of Directors with such termination being effective as of the date that all Participant Accounts have been distributed to Participants in accordance with and subject to the provisions of Article VII of the Plan including, without limitation, Section 7.5 of the Plan, and options granted pursuant to Article V of the Plan. Effective as of the date of such Board of Directors action (or such later date as may be specified therein) all Section 4.1 and Article V compensation deferral elections will terminate, no further options shall be granted under Article V, and no further amounts shall be credited to any Accounts of any Participant under subsections (a), (b) and (c) of Section 8.1 and Article V after such date. However, the Participants' Accounts shall continue to be adjusted by the other provisions of Article V and Article VIII until all benefits are distributed to the Participants or to the Participants' beneficiaries.

     Section 15.2. Termination of Future Deferrals. The Company shall not permit any deferrals under Sections 4.1 and 4.2 of the Plan and shall not credit any Accounts under Sections 4.3 and 4.4 and of Article V of the Plan and no further options shall be granted under Article V on or after the date on which no further shares of Company Common Stock are available for purposes of satisfying the obligations of the Company and any other Participating Employer under the Plan.

     Dated as of this 18th day of July, 2002.


                                   HECLA MINING COMPANY


                                   By: Phillips S. Baker, Jr.
                                      --------------------------

                                   Title:  President
                                         -----------------------

                            EXHIBIT A

                      HECLA MINING COMPANY
      KEY EMPLOYEE DEFERRED COMPENSATION PLAN PARTICIPANTS


  Name of Individuals     Date of Participation        Date of
Eligible to Participate        Eligibility          Participation
-----------------------   ---------------------   ------------------